[ARTHUR ANDERSEN LLP LETTERHEAD]



October 20, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the third, fourth and sixth paragraphs of Item 4 included in the Form 8-K dated October 12, 2000, of Safety Components International, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. By letter dated October 5, 2000 (received October 11, 2000), we were discharged as the independent accountants for Safety Components International, Inc.

Very truly yours,

/s/ Arthur Andersen LLP
---------------------------
Arthur Andersen LLP


cc:  Mr. Brian Menezes, CFO, Safety Components International, Inc.